Exhibit 10.3

PSU Award Agreement – FY2025 - ELT Form

Magnera Corporation

2024 Omnibus Incentive Plan

Performance Stock Award Agreement

Award Number: [•]	Award Date: December 16, 2024

Award Type: Performance Stock Unit	Award Cycle: November 4, 2024-October 2, 2027

Number of Performance Stock Units Granted at Target:  [•] (the “Target PSUs”)

Date Fully Vested:  October 2, 2027

Method of Payment: To the extent vested and earned, and unless otherwise set forth herein, this Performance Stock Award will be paid and settled in shares of the Company’s common stock (“settlement”).

THIS CERTIFIES THAT Magnera Corporation, a Pennsylvania corporation f/k/a Glatfelter Corporation (the “Company”) has, on the Award Date specified above, granted to:

[Name]

(the “Participant”) a Performance Stock Unit Award (the “Award”) with respect to the number of Target PSUs set forth above, subject to the terms and conditions contained in this Performance Stock Award Agreement (this “Award Agreement”) and the Company’s 2024 Omnibus Incentive Plan (the “Plan”), a copy of which is attached hereto. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used in this Award Agreement without definition will have the meanings set forth in the Plan.

Each Performance Stock Unit (a “PSU”), if vested and earned, represents the right to receive one (1) share of the Company’s common stock (the “Stock”).

1.            Rights of the Participant with Respect to the PSUs.

(a)            No Shareholder Rights. The PSUs granted under this Award do not and will not entitle the Participant to any rights of a holder of Stock. The rights of the Participant with respect to the PSUs will remain forfeitable at all times prior to the date on which the rights become vested, according to Sections 2 and 3.

(b)            Dividend Equivalents. During the period from the Award Date to the issuance of shares of Stock pursuant to Section 4, the Participant will be credited with deemed dividends (a “Deemed Dividend”) in an amount equal to each cash dividend payable after the Award Date, just as though the Participant, on the record date for payment of the dividend, had been the holder of record of shares of Stock equal to the number of Target PSUs. The Deemed Dividends will be converted to additional PSUs, rounded down to the nearest whole number, by dividing the Deemed Dividends by the Fair Market Value of one (1) share of Stock on the date the cash dividend to which it relates is paid. The Company will establish a bookkeeping record to account for the Deemed Dividends and additional PSUs to be credited to the Participant. The additional PSUs represented by Deemed Dividends are subject to the same vesting and performance requirements as this Award, including without limitation the requirement that the Performance Goals (as defined below) be achieved. The Deemed Dividends will be added to the total number of Target PSUs before calculating the number of PSUs earned during Award Cycle (as set forth above), in accordance with Section 4.

(c)            Restriction on Transfer. The PSUs and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of PSUs or other rights under this Award will (i) be void and unenforceable against the Company, and (ii) result in the immediate forfeiture of such Award and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Stock issued, or any cash paid, with respect to this Award upon the death of the Participant.

2.            Vesting; Determination of Achievement of Performance Goals.

(a)            Except as set forth in Section 3 below, the PSUs (and any Deemed Dividends with respect to such PSUs) will vest and be earned based on the achievement of the Performance Goals set forth on Exhibit A (the “Performance Goals”), subject to the Participant remaining continuously employed by the Company through the date that settlement of this Award occurs (such date of settlement, the “Settlement Date”).

(b)            After each Performance Tranche (as set forth on Exhibit A) concludes, the Committee, in its sole discretion, will determine (i) whether the Performance Goals have been achieved, (ii) the level of such achievement, and (ii) the number of PSUs vested and earned by the Participant, if any, based on the level of such achievement, as more fully described on Exhibit A. If the level of achievement would produce fractional units, the number of PSUs vested and earned shall be rounded down to the nearest whole unit.

(c)            The Committee has the discretion to adjust some or all of the number of shares of Stock that would otherwise be payable as a result of satisfying the Performance Goals; provided, that in no event may the PSU payout exceed the two hundred percent (200%) of the number of Target PSUs. In making this determination, the Committee may take into account any factors it determines are appropriate, including but not limited to Company or individual performance.

3.            Separation from Service Prior to a Vesting Date; Change in Control.

(a)            In General. Except as set forth in Sections 3(b) - 3(f) below, if, prior to a Vesting Date, the Participant has a Separation from Service with the Company or any Subsidiary for any reason, then any unvested PSUs will be immediately and irrevocably forfeited.

(b)            Without Cause. If, after the first anniversary of the Award Cycle Start Date but prior to the Vesting Date, the Participant experiences an involuntary Separation from Service by the Company or any Subsidiary without Cause, then a pro-rated amount of the PSUs will vest on the Vesting Date, which pro-rated amount shall be determined by multiplying (i) the number of PSUs granted under this Award Agreement by (ii) a fraction, (x) the numerator of which equals the number of days the Participant remained in service during the award cycle, and (y) the denominator of which equals 1,036. If the foregoing amount results in a fractional number of PSUs vesting, then such value shall be rounded down to the nearest whole number. The pro-rated PSUs determined under this Section 3(b) shall then be multiplied by the level of actual achievement of the Performance Goals (including 0%) applicable to the PSUs.

(c)            Cause. Notwithstanding anything to the contrary herein, if the Participant experiences a Separation from Service for Cause, then this Award (and all Stock subject thereto, whether vested or unvested, settled or unsettled) will be immediately and irrevocably forfeited in its entirety.

(d)            Death or Disability. If the Participant incurs a Separation from Service due to the Participant’s death or Disability, and such event takes place on or after the Award Cycle Start Date but prior to the end of the Award Cycle, then this Award will be deemed to be earned (i) at actual performance for any Performance Tranche that has been completed as of the date of the Separation from Service, and (ii) at target performance for any Performance Tranche that has not been completed as of the date of the Separation from Service.

(e)            Retirement. If the Participant incurs a Separation from Service due to the Participant’s Retirement (as defined below), then the Participant will be entitled to continue to vest in this Award as though the Participant had remained continuously employed by the Company through the end of the Award Cycle, but only to the extent that the Performance Goals are determined to have been achieved. Notwithstanding the foregoing, if the Participant becomes deceased after Retirement but before the end of the Award Cycle, then all then-unvested PSUs will become immediately vested and deemed to be earned (i) at actual performance for any Performance Tranche that has been completed as of the Participants date of death, and (ii) at target performance for any Performance Tranche that has not been completed as of the Participant’s date of death, and settlement of this Award shall occur as within seventy (70) days following the Participant’s date of death. For the avoidance of doubt, if the Participant is terminated for Cause, then Section 3(c) of this Award Agreement shall supersede this Section 3(e).

(i)            “Retirement” means that (A) the Participant has, after the first full year of the Award Cycle, incurred a voluntary Separation from Service for any reason (other than a termination for Cause or by reason of death or Disability); and (B) the Participant has either:

(1)	attained the age of sixty-five (65) and completed at least five (5) years of service with the Company and its Affiliates, or

(2)	attained the age of fifty-five (55) and completed at least ten (10) years of service with the Company and its Affiliates.

(f)            Change in Control. In the event of a Change in Control in which the Company is not the surviving entity, the total number of PSUs subject to this Award (the “CIC PSUs”) shall be calculated (A) at actual performance, for any Performance Tranche that has been completed as of the date of the Change in Control, and (B) at the greater of target or projected performance, for any Performance Tranche that has not been completed as of the date of the Change in Control, in each case with performance as measured and determined by the Committee in its sole discretion. Notwithstanding anything to the contrary set forth herein, if this Section 3(f) is triggered, such PSUs shares shall vest and settle as set forth below:

(i)            With Substitute Award. Unless otherwise determined by the Committee, the Company will cause the surviving entity to issue a Substitute Award with respect to materially equivalent stock of the surviving entity. The number of shares of stock subject to the Substitute Award shall equal, with respect to each CIC PSU, a number based on (x) the Fair Market Value of the Stock at the date of the Change in Control, divided by (y) the fair market value of the stock subject to the Substitute Award on such date. The terms and provisions of this Award Agreement will continue to apply to the Substitute Award when issued, including, without limitation, the acceleration and termination provisions set forth in Section 3. The Participant’s right to such Substitute Award will not vest unless and until the Participant has remained in continuous employment with the Company, a Subsidiary, or the Company’s successor or one of its subsidiaries (as applicable, the “Employer”) through each Vesting Date; provided, however, that if the Participant either (A) experiences an involuntary Separation from Service by the Employer without Cause, or (B) resigns from the Employer for Good Reason (as defined below), then all of the then-unvested shares subject to the Substitute Award will become fully vested (at the greater of target or actual and projected performance, as applicable and as determined by the Committee (or its successor) in its sole discretion) on the date of the Participant’s Separation from Service, and such shares will settle within seventy (70) days following such separation date.

(ii)            Without Substitute Award. Notwithstanding the foregoing, if a Substitute Award is not issued for any reason, or if the stock subject to the Substitute Award is not publicly traded at the date of the Change in Control, then the CIC PSUs will be settled (to the extent earned, in accordance with Section 3(f) above) in the form of cash or shares of Stock, as determined by the Committee in its sole discretion, in each case effective immediately upon the Change in Control.

(iii)            “Good Reason” means the occurrence of any of the following without the Participant’s consent: (A) a material reduction of the Participant’s title, responsibilities or authority relative to the Participant’s title, responsibilities or authority as in effect immediately prior to such reduction, (B) a material diminution in the Participant’s base salary, other than an across-the-board diminution that affects other similarly situated employees, (C) a material change in the geographic location at which the Participant must perform services (for this purpose, a requirement that the Participant’s services be performed at a location less than fifty (50) miles from the location where the Participant previously performed services will not be considered a material change), or (D) the Company’s material breach of a written agreement between the Participant and the Company. In order for termination to be for Good Reason, within ninety (90) days after the occurrence of any of the foregoing events, (1) the Participant must deliver written notice to the Company of his/her intention to terminate his/her employment for Good Reason specifying in reasonable detail the facts and circumstances deemed to give rise to the Participant’s right to terminate his/her employment for Good Reason, (2) the Company will not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Participant to the Company, and (3) the Participant must have a Separation from Service no later than thirty (30) days following the expiration of such thirty (30) day cure period.

4.            Settlement.

(a)            Timing of Settlement. Unless otherwise required by Section 3 or Section 5 herein, to the extent it is determined that the applicable Performance Goals and other requirements set forth herein have been met, the Settlement Date shall occur within seventy (70) days after the end of the Award Cycle; provided, however, that if Section 3(d) is triggered due to the Participant’s death or Disability, then settlement shall occur within seventy (70) days after the Separation from Service. No settlement will occur prior to the date on which the PSUs are earned or vested. Neither this Section 4 nor any action taken according to this Section 4 will be construed to create a trust of any kind.

(b)            Form of Settlement. Settlement will be made in shares of Stock. The number of shares issued in satisfaction of the PSUs will be equal to the number of vested PSUs, rounded down to the next whole number of shares, and the Company will issue the shares, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be.

(c)            Taxes and Withholdings. The Company will take such actions as it deems appropriate to ensure all applicable federal, state, local or foreign payroll, withholding, income or other taxes are withheld or collected from the Participant. In accordance with the terms of the Plan, the Committee hereby confirms that the Participant may elect to satisfy the Participant’s federal, state, local and foreign tax withholding obligations arising from the receipt of shares of Stock following the vesting of the PSUs by (i) delivering check or money order payable to the Company in any amount equal to the federal, state, local or foreign taxes the Company determines is required to satisfy its minimum withholding obligations (or such other withholding rate affirmatively approved by the Committee), or (ii) having the Company withhold a portion of the shares of Stock otherwise to be delivered having a Fair Market Value equal to the amount of such federal, state, local or foreign taxes the Company determines is required to satisfy its minimum withholding obligations (or such other withholding rate as is affirmatively approved by the Committee). The Company will not deliver any fractional share of Stock but will instead round down to the next whole number the amount of shares of Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the PSUs arises, based on procedures established by the Company. If the Participant fails to make a timely election, the Company will have the right to withhold a portion of the shares of Stock otherwise to be delivered having a Fair Market Value equal to the amount the Company determines is required to satisfy its minimum withholding obligations with respect to such taxes.

5.            Compliance with Code Section 409A. This Award is intended to comply with the requirements of Code Section 409A or an exemption thereto, and it will be interpreted accordingly. To the extent that distributions in payment for this Award represent a “deferral of compensation” within the meaning of Code Section 409A, such distributions will conform to the applicable requirements of Code Section 409A including, without limitation, by conforming to the requirement that a distribution to the Participant who is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) that is made on account of the specified employee’s Separation from Service be made no sooner than the date which is six (6) months after the date of Separation from Service. If such distribution is delayed pursuant to Code Section 409A, the distribution will be paid within thirty (30) days after the end of the six (6)-month period. If the Participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

6.            Miscellaneous.

(a)            This Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or any Subsidiary, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b)            The Company will not be required to deliver any shares of Stock upon vesting of the PSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c)            All distributions under this Award shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of shares of common stock, and other polices that may be implemented by the Board or Committee from time to time.

(d)            An original record of this Award and all the terms thereof, executed by the Company, will be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Agreement and the terms contained in the original record held by the Company, the terms of the original record held by the Company will control.

[Signature Page Follows]

MAGNERA CORPORATION

By:
[Name]
[Title]

By my signature below, I hereby acknowledge receipt of this Award Agreement on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge that I reviewed the Plan and agree to conform to all of the terms and conditions of the Award Agreement and the Plan.

Signature:		Date:
[Name]

Exhibit A: Performance Goals